UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 March 31, 2003

DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of principal	(Zip Code)
executive offices)

(301) 944-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

     On March 31, 2003, the U.S. Food and Drug Administration (FDA) approved Digene Corporation’s premarket approval application supplement (PMAS) for its Hybrid Capture® 2 High-Risk HPV DNA Test for use with a Pap test to adjunctively screen women age 30 and older to assess the presence or absence of high risk human papillomavirus (HPV) types. The FDA’s decision allows Digene to market its HPV Test adjunctively with the Pap test for this cervical cancer screening indication. The press release announcing this FDA approval is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

                    99.1 Press Release dated April 1, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)

Date: April 1, 2003	/s/ Charles M. Fleischman By: Charles M. Fleischman Title: President, Chief Operating Officer and Chief Financial Officer

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